Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 28, 2022, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Centerspace on Form 10‑K for the year ended December 31, 2021. We consent to the incorporation by reference of said reports in the Registration Statements of Centerspace on Forms S-8 (File Nos. 333-206947 and 333-173393) and on Forms S-3 (File Nos. 333-248572, 333-220378, 333-212204, 333-212203, 333-191539, 333-189637, 333-189554, 333-187620, 333-182165, 333-177143, 333-173568, 333-169710, 333-169205, 333-166162, 333-163267, 333-160948, 333-158001, 333-153714, 333-149081, 333-148529, 333-145714, 333-141341, 333-137699, 333-131894, 333-128745, 333-122289, 333-119547, 333-117121, 333-115082, 333-114162, 333-112272, 333-110003, 333-109387, 333-106748, 333-104267, 333-102610, 333-101782, 333-100272, 333-98575, 333-91788, 333-85352, 333-76266, 333-57676, 333-89761, and 333-67317).

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota
February 28, 2022